Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

As independent petroleum engineers, we hereby consent to the use of our name included herein under the caption "Reserves" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of McMoRan Exploration Co. for the registration of $1,500,000,000 in securities and to the reference to our estimates of reserves and present value of future net reserves as of December 31, 2006 incorporated by reference therein.

Ryder Scott Company, L.P.

Houston, Texas
July 10, 2007